                                                                 EXHIBIT (b)(4)



                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                                                    HARTFORD, CONNECTICUT  06152

PREMIUM PAYMENT CHECKS AND APPLICATIONS MAILING ADDRESS:                ALL OTHER CORRESPONDENCE:
CONNECTICUT GENERAL LIFE INSURANCE COMPANY                              ANNUITY AND VARIABLE LIFE SERVICE CENTER
P.O. BOX 30790                                                          CONNECTICUT GENERAL LIFE INSURANCE COMPANY
HARTFORD, CONNECTICUT 06152                                             P.O. BOX 30790
                                                                        HARTFORD, CONNECTICUT 06150
    FOR OVERNIGHT DELIVERY:                                             (800) 552-9898
    CONNECTICUT GENERAL LIFE INSURANCE COMPANY
    C/O FLEET BANK
    ATTN.:  LOCK BOX #30790
    20 CHURCH STREET
    20TH FLOOR, MSN 275
    HARTFORD, CONNECTICUT 06120


The Company agrees with the Owner to provide the benefits in this contract.

RIGHT TO EXAMINE CONTRACT. The contract may be returned to the insurance agent through whom it was purchased or to the Company via the Variable Annuity Service Center within 10 days after its receipt (20 days after its receipt where required by law for a contract issued in replacement of another contract). If the contract is so returned, it will be deemed void from the Date of Issue, and the Company will refund the Premium Payment(s) as provided plus or minus any investment gains or losses under the contract as of the date the returned contract is received by the Company, unless required otherwise by law.

The contract is issued and accepted subject to the terms set forth on this page and on the following pages which are made a part of the contract. In consideration of the application and the Premium Payment(s) as provided, this contract is executed by Connecticut General Life Insurance Company as of its Date of Issue.

                                                    /s/ THOMAS C. JONES
                                                        PRESIDENT


         Registrar


PAYMENTS AND VALUES BASED ON THE FIXED ACCOUNT ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE OPERATION OF WHICH MAY RESULT IN UPWARD AND DOWNWARD ADJUSTMENTS IN AMOUNTS PAYABLE TO THE OWNER, INCLUDING WITHDRAWALS AND TRANSFERS. PAYMENTS MADE FROM THE FIXED ACCOUNT PURSUANT TO AN ELECTION WHICH BECOMES EFFECTIVE AT THE END OF A GUARANTEED PERIOD AND PAYMENTS MADE UNDER THE "ANNUITY BENEFIT" PROVISIONS ARE NOT SUBJECT TO THE MARKET VALUE ADJUSTMENT. PAYMENTS MADE UNDER THE "DEATH BENEFIT" PROVISIONS ARE NOT SUBJECT TO ANY NEGATIVE MARKET VALUE ADJUSTMENT.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

USE OF CONTRACT. This contract is available for retirement and deferred compensation plans some of which may qualify for special tax treatment under various sections of the Internal Revenue Code.

              FLEXIBLE PAYMENT DEFERRED VARIABLE ANNUITY CONTRACT
              WITH FIXED AND VARIABLE ACCOUNTS - NON-PARTICIPATING

           THIS IS A LEGAL CONTRACT BETWEEN THE OWNER AND THE COMPANY
                         READ YOUR CONTRACT CAREFULLY.

                               TABLE OF CONTENTS

CONTRACT SPECIFICATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

SCHEDULE OF CHARGES, EXPENSES AND FEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

PREMIUM PAYMENT PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Premium Payments
         Allocation of Premium Payments
         Annuity Account Continuation
         Minimum Value Requirements

OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . .   11
         Owner
         Rights of Owner
         Transfer of Ownership
         Assignment
         Beneficiary
         Change of Beneficiary

FIXED AND VARIABLE ACCOUNTS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Fixed Account and Sub-Accounts
         Variable Account and Sub-Accounts
         Ownership of Assets
         Investments of the Variable Account Sub-Accounts
         Substituted Securities

CONTRACT VALUES DURING ACCUMULATION PERIOD PROVISIONS . . . . . . . . . . . . . . . . . . . . . .   13
         Part A -  Fixed Account Value
                   Guaranteed Periods
                   Guaranteed Interest Rates
                   Fixed Accumulation Value
                   Minimum Surrender Value
         Part B -  Variable Account Value
                   Crediting Variable Accumulation Units
                   Variable Accumulation Unit Value
                   Variable Accumulation Value
                   Net Investment Factor
         Part C -  General
                   Annuity Account
                   Transfer Privilege
                   Annuity Account Fee

CASH WITHDRAWALS, WITHDRAWAL CHARGES AND MARKET VALUE
ADJUSTMENT PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Cash Withdrawals
         Withdrawal Charges
         Market Value Adjustment

PENALTY-FREE WITHDRAWALS, TRANSFERS AND ANNUITIZATION PROVISIONS  . . . . . . . . . . . . . . . .   18
      Penalty-Free Partial Withdrawals or Transfers
      Full or Partial Withdrawals and Transfers at the End of a Guaranteed Period
      Waiver of Withdrawal Charge and Market Value Adjustment on
           Death or Annuity Date
      Penalty-Free Annuitization

BENEFIT PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
      Annuity Benefit
      Annuity Date
      Election and Effective Date of Election with Respect to Annuity Benefit
      Determination of Amount
      Income Payment Benefits
      Death Benefit
      Election and Effective Date of Election with Respect to Death Benefit
      Payment of Death Benefit
      Amount of Death Benefit

GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
      The Contract
      Modification of Contract
      Non-Participation
      Loans
      Determination of Values
      Endorsement of Income Payments
      Misstatement of Age
      Claims of Creditors
      Periodic Reports

Followed by Optional Methods of Settlement and any Riders

Note:  Pages 4, 6 and 8 are intentionally "blank."

                            CONTRACT SPECIFICATIONS

        ANNUITANT     JOHN DOE                   SPECIMEN     CONTRACT NUMBER

     AGE AT ISSUE     35                            MAY 1, 1993    DATE OF ISSUE

                                                    MAY 1, 1998    ANNUITY DATE


--------------------------------------------------------------------------------

                      AIM/CIGNA HERITAGE VARIABLE ANNUITY

FORM                          BENEFIT                                            INITIAL PREMIUM
                                                                                      PAYMENT
AN400    FLEXIBLE PAYMENT DEFERRED VARIABLE ANNUITY                                  $50,000
         WITH FIXED AND VARIABLE ACCOUNTS

         INITIAL PREMIUM PAYMENT ALLOCATION                                        PERCENTAGE

         FIXED ACCOUNT - SUB-ACCOUNTS
             PERCENTAGE ADJUSTMENT TO INDEX RATE "B":  .50%

             INITIAL GUARANTEED PERIOD           5 YEARS                               30%
             INITIAL GUARANTEED INTEREST RATE  7.5%


         VARIABLE ACCOUNT - SUB-ACCOUNTS (PORTFOLIOS)
             AIM V.I. CAPITAL APPRECIATION PORTFOLIO                                       10%
             AIM V.I. DIVERSIFIED INCOME PORTFOLIO                                     10%
             AIM V.I. GOVERNMENT SECURITIES PORTFOLIO                                      10%
             AIM V.I. GROWTH PORTFOLIO                                                     10%
             AIM V.I. INTERNATIONAL EQUITY PORTFOLIO                                   10%
             AIM V.I. MONEY MARKET PORTFOLIO                                           10%
             AIM V.I. VALUE PORTFOLIO                                                  10%

         TOTAL                                                                            100%
                                                                                          ----

OWNER:   THE ANNUITANT

BENEFICIARY:     AS DESIGNATED IN THE APPLICATION FOR THIS CONTRACT UNLESS
                 CHANGED LATER

MINIMUM SUBSEQUENT PREMIUM PAYMENTS:

         $5,000 PER FIXED ACCOUNT GUARANTEED PERIOD
         $1,000 PER VARIABLE ACCOUNT SUB-ACCOUNT

LIMITATIONS ON TRANSFERS FROM FIXED ACCOUNT: ONLY ONE SUCH TRANSFER ALLOWED PER CONTRACT YEAR FROM EACH SUB-ACCOUNT, AND THE AMOUNT(S) TRANSFERRED MAY NOT EXCEED 15% OF THE THEN CURRENT VALUE OF THE APPLICABLE SUB-ACCOUNT(S).

FOR USE WITH "CG VARIABLE ANNUITY SEPARATE ACCOUNT"; A SEPARATE INVESTMENT ACCOUNT OF CGLIC.

                     SCHEDULE OF CHARGES, EXPENSES AND FEES

Annuity Account Fee: The Annuity Account Fee is $35 per calendar year and will be deducted on the last valuation date of each year, except that such fee will be prorated from the Date of Issue to the last valuation date of the issue year.

Withdrawal Charges: The Withdrawal charges applicable under this contract are as follows.

 Withdrawal Charge
Against Premium Pay-                    Year
  ment Withdrawn                      Applicable
  --------------                      ----------
    7%                     During 1st year since Premium Payment Accepted
    6%                     During 2nd year since Premium Payment Accepted
    5%                     During 3rd year since Premium Payment Accepted
    4%                     During 4th year since Premium Payment Accepted
    3%                     During 5th year since Premium Payment Accepted
    2%                     During 6th year since Premium Payment Accepted
    1%                     During 7th year since Premium Payment Accepted
    0%                     Thereafter

Each Subsequent Premium Payment will be subject to its own 7-year period.

Any Withdrawal from the Fixed Account prior to the end of a Guaranteed Period may also be subject to a Market Value Adjustment as described on page 17 which may increase, decrease, or have no affect on the applicable account value(s).
A Market Value Adjustment would not apply to a withdrawal effective at the end of a Guaranteed Period. Withdrawal charges are not applicable to certain partial withdrawals of 15% or less of Premium Payments annually (see page 18). Withdrawal charges and a Market Value Adjustment are not applicable to annuitization of the contract at any time. Withdrawal charges and any negative Market Value Adjustment are not applicable to payment of the Death Benefit. (See "Penalty-Free Withdrawals, Transfers and Annuitization Provisions.")

Asset Charges: Mortality and Expense Risk Charge is a charge equal to an effective annual rate of 1.25% of the daily net assets of the Variable Account. Administrative Expense Charge is a charge equal to an effective annual rate of
 .10% of the daily net assets of the Variable Account. These charges are deducted from the Variable Account Value at the end of each Valuation Period.

In addition, Daily Fund Operating Expenses will be applied by each fund as a percent of the daily fund balance as set forth in the prospectus for the applicable fund(s).

Taxes: Premium tax equivalents (including any related retaliatory taxes), if any, and any other taxes due under this contract will be deducted if applicable. It is currently the Company's practice to deduct such taxes, if any, at the time the Annuity Account Value, or any portion thereof, becomes payable.

                                  Definitions


ACCUMULATION PERIOD. The period from the Date of Issue to the Annuity Date, the date on which the Death Benefit becomes payable, or the date on which the contract is surrendered or annuitized, whichever is earliest.

ANNUITANT. The person or persons on whose life the first Income Payment is to be made. The Annuitant on the Date of Issue is the person designated in the Contract Specifications and will remain the Annuitant under the contract unless the Owner exercises the right to change the Annuitant as set forth in the "Rights of Owner" provision. If prior to the Annuity Date, the Annuitant predeceases the Owner, the Owner will then become the Annuitant until such time as the Owner exercises the right to designate a new Annuitant as set forth in the "Rights of Owner" provision. A request for change of Annuitant must be in writing to the Company at its Variable Annuity Service Center's Mailing Address and will not take effect until recorded by the Company.

ANNUITY ACCOUNT. The account which is comprised of the Fixed and Variable Accounts with respect to this contract.

ANNUITY ACCOUNT VALUE. The account value which at any time equals the sum of all the then current values of the Fixed and Variable Accounts with respect to this contract. Applicable premium taxes, if any, will be deducted when the Annuity Account Value amount to be applied under the Annuity Benefit, Death Benefit, Cash Withdrawals or Penalty-Free Withdrawal and Annuitization provisions is determined.

ANNUITY DATE.  The date on which Income Payments begin.

APPLICATION. The document signed by the Owner and the Annuitant, if different than the Owner, that serves as his or her application for the contract.

CONTRACT YEARS AND CONTRACT ANNIVERSARIES. All Contract Years and Contract Anniversaries are 12 month periods measured from the Date of Issue.

DATE OF ISSUE.  The date on which the contract becomes effective.

DUE PROOF OF DEATH. An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof of death satisfactory to the Company.

EXPIRATION DATE(S).  The date(s) on which Guaranteed Period(s), if any, end.

FIXED ACCOUNT. The term "Fixed Account" under this contract means all Sub-Account(s) associated with Guaranteed Period(s) and Guaranteed Interest Rate(s). Fixed Account assets are general assets of the Company and are distinguishable from those allocated to a separate account of the Company.

GUARANTEED PERIOD. The Guaranteed Period is the period for which interest, at either an initial or subsequent Guaranteed Interest Rate will be credited to an amount under a Fixed Account Sub-Account.

HOME OFFICE. The term "Home Office" means Connecticut General Life Insurance Company, Hartford, Connecticut 06152; however, the address of the Variable Annuity Service Center is Connecticut General Life Insurance Company, c/o Delaware Valley Financial Services, Inc., 300 Berwyn Park, P.O. Box 3031, Berwyn, Pennsylvania 19312-0031. The mailing address for all Premium Payment checks and applications is Connecticut General Life Insurance Company, P.O. Box 7780-4052, Philadelphia, Pennsylvania 19182-4052 and for overnight delivery is Connecticut General Life Insurance Company, c/o PNC Bank, Attn: Box 4052, Route 38, East Gate Drive, Moorestown, New Jersey, 08057-4052.

IN WRITING. The term "In writing" means in a written form satisfactory to the Company and received by the Company at its Variable Annuity Service Center's Mailing Address.

INCOME PAYMENTS. Income Payments are the amounts payable under this contract as determined by the settlement options provisions of the contract.

PORTFOLIO(S). The Variable Account Sub-Accounts in which Premium Payments or Transfers may be invested.

SUB-ACCOUNT. That portion of the Fixed Account associated with specific Guaranteed Period(s) and Guaranteed Interest Rate(s) and that portion of the Variable Account which invests in shares of a specific series or sub-series of the Portfolio(s).

VALUATION DATE. Every day on which the New York Stock Exchange ("NYSE") is open for business, except any day on which trading on the NYSE is restricted, or on which an emergency exists, as determined by the Securities and Exchange Commission ("SEC") or respective governing bodies of the NYSE so that valuation or disposal of securities is not practicable.

VALUATION PERIOD. The period of time beginning on the day following the Valuation Date and ending on the next Valuation Date. A Valuation Period may be more than one day.

VARIABLE ACCOUNT. The term "Variable Account" under this contract means all Sub-Account(s) associated with investments in the Portfolio(s). Variable Account assets are separate account assets of the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT. A unit of measure used in the calculation of the value of the variable portion of the Annuity Account.


                           Premium Payment Provisions

PREMIUM PAYMENTS. Premium Payments are payable to the Company at its Premium Payment Checks and Applications Mailing Address or to an authorized agent of the Company. A receipt signed by the President or Secretary and duly countersigned will be furnished upon request. The Initial Premium Payment is the amount paid to the Company as consideration for the benefits provided under the contract on the Date of Issue. Subsequent Premium Payments may be paid to the Company at its Premium Payment Checks and Applications Mailing Address from time to time after the Date of Issue and prior to the Annuity Date. The Company will not accept any Premium Payment which is less than the minimum amount requirement then in effect as determined by the Company. In addition, the prior approval of the Company is required before it will accept a Premium Payment in excess of the maximum amount limit then in effect as determined by the Company. All Premium Payments must meet the allocation requirements specified under the "Allocation of Premium Payments" provision. The payment of any amount under the contract which is derived, all or in part, from any Premium Payments made by check or draft may be postponed until such check or draft has been honored by the financial institution upon which it is drawn.

The Initial Premium Payment attributable to the contract is shown on the Contract Specifications page.

ALLOCATION OF PREMIUM PAYMENTS. Upon receipt by the Company at its Premium Payment Checks and Applications Mailing Address, each Premium Payment will be added to the Annuity Account established under the contract. The Annuity Account is described under the "Annuity Account" provision and is comprised of Fixed Account Sub-Account(s) and Variable Account Sub-Account(s). The Initial Premium Payment will be allocated to one or more such Sub-Accounts in accordance with the allocation percentages specified in the Application and shown in the Contract Specifications, provided such allocations to Fixed and/or Variable Accounts conform to the Company's minimum deposit requirements in effect as of the Date of Issue.

Subsequent Premium Payments will be allocated on the same basis as the most recent previous Premium Payment unless the Company is otherwise instructed to change the allocation percentages. If a portion of the most recent previous Premium Payment was allocated to the Fixed Account and the allocation percentages when applied to a Subsequent Premium Payment does not produce an amount which meets the Fixed Account minimum requirements, the Company will promptly seek further instructions from the Owner regarding allocation of the premium or otherwise return the applicable portion of such Premium Payment as provided by law.

ANNUITY ACCOUNT CONTINUATION. The Annuity Account shall be continued automatically in full force from the Date of Issue until the Annuity Date or until the contract is surrendered or annuitized, the Death Benefit is paid, or the Annuity Account Value no longer meets the requirements specified in the "Minimum Value Requirements" provision, whichever occurs first.

MINIMUM VALUE REQUIREMENTS. If no Premium Payments have been made for three consecutive years and the Annuity Account Value decreases to less than $1,000 during that period, or if any partial withdrawal decreases the Annuity Account Value to less than $1,000, the Company reserves the right to cancel the contract and pay to the Owner an adjusted value of the Annuity Account as would be calculated under the "Determination of Amount" provision. The Company will, however, provide at least 30 days advance notice to the Owner of its intended action. During the notification period an additional Premium Payment may be made to meet the minimum value requirements.


                OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS

OWNER. The Owner on the Date of Issue will be the person designated in the Contract Specifications. If no Owner is designated, the Annuitant will be the Owner.

RIGHTS OF OWNER. The Owner may exercise all rights and privileges under the contract including the right to: (a) agree with the Company to any change in or amendment to the contract, (b) transfer all rights and privileges to another person, (c) change the Beneficiary, (d) change the Annuitant any time prior to the Annuity Date or name a new Annuitant if the Annuitant predeceases the Owner, (e) name the payee to whom Income Payments are to be directed, and (f) assign the contract.

All rights and privileges of the Owner may be exercised without the consent of any designated transferee, or any Beneficiary if the Owner has reserved the right to change the Beneficiary. All such rights and privileges, however, may be exercised only with the consent of any assignee on record with the Company.

TRANSFER OF OWNERSHIP. The Owner may transfer all rights and privileges of the Owner. On the effective date of transfer, the transferee will become the Owner and will have all the rights and privileges of the Owner. The Owner may revoke any transfer prior to its effective date.

Unless provided otherwise, a transfer will not affect the interest of any Beneficiary designated prior to the effective date of the transfer.

A transfer of Ownership, or a revocation of transfer, must be in writing to the Company at its Variable Annuity Service Center's Mailing Address. A transfer or a revocation will not take effect until recorded in writing by the Company at its Variable Annuity Service Center's Mailing Address. When a transfer or revocation has been so recorded, it will take effect as of the effective date specified by the Owner. Any payment made or any action taken or allowed by the Company before the transfer or the revocation is recorded will be without prejudice to the Company.

ASSIGNMENT. The Company will not be affected by any assignment of the contract until the original assignment or a certified copy of the assignment is filed with the Company at its Variable Annuity Service Center's Mailing Address.

The Company does not assume responsibility for the validity or sufficiency of any assignment. An assignment of the contract will operate so long as the assignment remains in force.

To the extent provided under the terms of the assignment, an assignment will transfer the interest of any designated transferee or of any Beneficiary if the Owner has reserved the right to change the Beneficiary.

BENEFICIARY. The Beneficiary is the person who has the right to receive the Death Benefit set forth in the contract and, for Non-Qualified Contracts, who is the "designated beneficiary" for purposes of Section 72(s) of the Internal Revenue Code in the event of the Owner's death. The Beneficiary on the Date of Issue will be the person designated in the Contract Specifications.

Unless provided otherwise, the interest of any Beneficiary who dies before the Owner will vest in the Owner or the Owner's administrators or assigns.

CHANGE OF BENEFICIARY. A new Beneficiary may be designated from time to time. A request for change of Beneficiary must be in writing to the Company at its Variable Annuity Service Center's Mailing Address. The request must be signed by the Owner. The request must also be signed by the Beneficiary if the right to change the Beneficiary has not been reserved to the Owner.

A change of Beneficiary will not take effect until recorded by the Company. When a change of Beneficiary has been so recorded, whether or not the Owner is then alive, it will take effect as of the date the request was signed. Any payment made or any action taken or allowed by the Company before the change of Beneficiary is recorded will be without prejudice to the Company.

Unless provided otherwise, the right to change any Beneficiary is reserved to the Owner.


                     FIXED AND VARIABLE ACCOUNTS PROVISIONS

FIXED ACCOUNT AND SUB-ACCOUNTS. Fixed Account assets are general assets of the Company and are distinguishable from those allocated to a separate account of the Company. Any portion of Premium Payments allocated by the Owner to a Fixed Account Sub-Account will become part of the Fixed Account.

VARIABLE ACCOUNT AND SUB-ACCOUNTS. The Variable Account to which the variable accumulation values, if any, under this contract relate is entitled "CG Variable Annuity Separate Account." It was established by the Company on May 15, 1992 pursuant to a resolution of its Board of Directors and is registered as a unit investment trust under the Investment Company Act of 1940. That portion of the assets of the Variable Account equal to the reserves and other contract liabilities with respect to the Variable Account shall not be chargeable with liabilities arising out of any other business the Company may conduct.

The assets of the Variable Account are separate account assets of the Company and are divided into Variable Account Sub- Accounts. Amounts allocated to a Variable Account Sub-Account are invested exclusively in shares of a designated series of the Portfolio(s). The values of the Variable Accumulation Units and the Annuity Units described in this contract reflect the investment performance of the Variable Account Sub-Accounts.

At the Company's election and subject to any vote by persons having the right to give instructions with respect to the voting of such Portfolio shares, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment

Company Act of 1940 in the event registration is no longer required. In the event of any change in the operation of the Variable Account pursuant to this provision, the Company may make appropriate endorsement to the contract to reflect the change and take such other action as may be necessary and appropriate to reflect the change.

OWNERSHIP OF ASSETS. The Company shall have exclusive and absolute ownership and control of its assets, including all assets of the Variable Account Sub-Accounts.

INVESTMENTS OF THE VARIABLE ACCOUNT SUB-ACCOUNTS. All amounts allocated to a Variable Account Sub-Account will be used to purchase shares of a specific series of the Portfolios. The Portfolio series elected on the Date of Issue are shown in the Contract Specifications; more series may be subsequently added. The Portfolio is an open-end management investment company registered under the Investment Company Act of 1940. Any and all distributions made by the Portfolio(s) will be reinvested to purchase additional shares of that Portfolio at net asset value. Deductions from the Variable Account Sub-Accounts will, in effect, be made by redeeming a number of Portfolio shares at net asset value equal in total value to the amount to be deducted. Assets of Variable Account Sub-Accounts will be fully invested in Portfolio shares at all times.

SUBSTITUTED SECURITIES. Shares corresponding to a particular Portfolio may not always be available for purchase or the Company may decide that further investment in such Portfolio is no longer appropriate in view of the purposes of the Variable Account, or in view of legal, regulatory or federal income tax restrictions. In such event, shares of another registered open-end investment company or unit investment trust may be substituted both for Portfolio shares already purchased and/or as the securities to be purchased in the future, provided that these substitutions meet applicable Internal Revenue Service diversification guidelines and have been approved by the Securities and Exchange Commission and such other regulatory authorities as may be necessary. In the event of any substitution pursuant to this provision, the Company may make appropriate endorsement(s) to this contract to reflect the substitution.


             CONTRACT VALUES DURING ACCUMULATION PERIOD PROVISIONS

PART A - FIXED ACCOUNT VALUE

GUARANTEED PERIODS. The Initial Guaranteed Period(s), if any, are selected by the Owner in the application for this contract and are shown in the Contract Specifications. The duration of the Initial Guaranteed Period(s) will affect the Initial Guaranteed Interest Rate(s). Any Premium Payment or the portion thereof (or amount transferred in accordance with the "Transfer Privilege" provision described below) allocated to a particular Guaranteed Period will earn interest at the specified Guaranteed Interest Rate during the Guaranteed Period. Initial Guaranteed Periods begin on the date a Premium Payment is accepted (or, in the case of a transfer, on the effective date of the transfer) and end on the Expiration Date for each duration selected.

Any portion of the Annuity Account Value comprising a particular Fixed Account Sub-Account (including interest earned thereon) will be referred to in this contract as the "Guaranteed Period Amount." As a result of renewals, Subsequent Payments, and transfers of portions of the Annuity Account Value, Guaranteed Amounts for Guaranteed Periods of the same duration may have different Expiration Dates, and each Guaranteed Period Amount will be treated separately for purposes of determining any Market Value Adjustment.

The Company will notify the Owner in writing about the upcoming expiration of a Guaranteed Period with respect to a Fixed Account Sub-Account at least 60 days prior to the Expiration Date of such Guaranteed Period. A subsequent Guaranteed Period of the same duration will begin automatically at the end of the previous Guaranteed Period unless the Company receives, in writing at its Variable Annuity Service Center's

Mailing Address within the 45-day period immediately preceding the end of such Guaranteed Period, an election by the Owner of a different Guaranteed Period from among those being offered by the Company at such time, or instructions to transfer all or a portion of the applicable Guaranteed Period Amount to one or more Fixed Account or Variable Account Sub-Accounts in accordance with the "Transfer Privilege" provision.

GUARANTEED INTEREST RATES. The Company will establish the applicable Guaranteed Interest Rate that will be used to determine the interest with respect to a Fixed Account Sub-Account for each Guaranteed Period at the beginning of the Guaranteed Period. This rate will be guaranteed for the duration of the applicable Guaranteed Period. The Initial or Subsequent Guaranteed Interest Rate will never be less than 3% per year, compounded annually. Subsequent Guaranteed Interest Rate(s) will also be determined at the beginning of Guaranteed Period(s) and may be higher or lower than the previous rate, but will never be less than 3% per year, compounded annually. (See "Minimum Surrender Value" provision.)

FIXED ACCUMULATION VALUE. Upon receipt of a Premium Payment by the Company at its Premium Payment Checks and Applications Mailing Address, all or that portion, if any, of the Premium Payment which is allocated to the Fixed Account will be credited to the Fixed Account and allocated to the Fixed Account Sub-Accounts selected by the Owner. The Fixed Accumulation Value, if any, at any time, is equal to the sum of the then current values of all Guaranteed Period Amounts with respect to this contract.

MINIMUM SURRENDER VALUE. The Minimum Surrender Value for the Fixed Account for a given contract year is the Premium Payment(s), or portion thereof, and transfers allocated to the Fixed Account accumulated at 3% per year, compounded annually, less the deduction of the applicable withdrawal charge(s), any prior withdrawals or transfers out of the Fixed Account, premium taxes, if any, and applicable Annuity Account Fee(s).

PART B - VARIABLE ACCOUNT VALUE

CREDITING VARIABLE ACCUMULATION UNITS. Upon receipt of a Premium Payment by the Company at its Premium Payment Checks and Applications Mailing Address, all or that portion, if any, of the Premium Payment to be allocated to the Variable Account Sub-Accounts will be credited to the Variable Account in the form of Variable Accumulation Units. The number of particular Variable Accumulation Units to be credited is determined by dividing the dollar amount allocated to the particular Variable Account Sub-Account by the Variable Accumulation Unit Value for the particular Variable Account Sub- Account for the Valuation Period during which the Premium Payment is received at the Company's Premium Payment Checks and Applications Mailing Address.

VARIABLE ACCUMULATION UNIT VALUE. The Variable Accumulation Unit Value for each Variable Account Sub-Account was established at $10.00 for the first Valuation Period of the particular Variable Account Sub-Account. The Variable Accumulation Unit Value for the particular Variable Account Sub-Account for any subsequent Valuation Period is determined by methodology which is the mathematical equivalent of multiplying the Variable Accumulation Unit Value for the particular Variable Account Sub-Account for the immediately preceding Valuation Period by the Net Investment Factor for the particular Variable Account Sub-Account for such subsequent Valuation Period. The Variable Accumulation Unit Value for each Variable Account Sub-Account for any Valuation Period is the value determined as of the end of the particular Valuation Period and may increase, decrease or remain constant from Valuation Period to Valuation Period.

VARIABLE ACCUMULATION VALUE. The Variable Accumulation Value of the Annuity Account, if any, for any Valuation Period is equal to the sum of the value of all Variable Accumulation Units of each Variable Account Sub-Account credited to the Variable Account with respect to this contract for such Valuation Period. The Variable Accumulation Value of each Variable Account Sub-Account is determined by multiplying the number of Variable Accumulation Units, if any, credited to each Variable Account Sub-Account with respect to this contract by the Variable Accumulation Unit Value of the particular Variable Account Sub-Account for such Valuation Period.

NET INVESTMENT FACTOR. The Net Investment Factor is an index applied to measure the investment performance of a Variable Account Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one; therefore, the value of a Variable Accumulation Unit may increase, decrease or remain the same.

The Net Investment Factor for any Variable Account Sub-Account for any Valuation Period is determined by dividing (a) by (b) and then subtracting (c) from the result where:

    (a) is the net result of:

        (1) the net asset value of a Portfolio share held in the Variable Account Sub-Account determined as of the end of the Valuation Period, plus

        (2) the per share amount of any dividend or other distribution declared by the Portfolio on the shares held in the Variable Account Sub-Account if the "ex-dividend" date occurs during the Valuation Period, plus or minus

        (3) a per share credit or charge with respect to any taxes paid or reserved for by the Company during the Valuation Period which are determined by the Company to be attributable to the operation of the Variable Account Sub-Account;

    (b) is the net asset value of a Portfolio share held in the Variable Account Sub-Account determined as of the end of the preceding Valuation Period; and

    (c) is the asset charge factor determined by the Company for the Valuation Period to reflect the charges for assuming the mortality and expense risks and for administrative expenses.

The asset charge factor for any Valuation Period is equal to the daily asset charge factor multiplied by the number of 24-hour periods in the Valuation Period. The daily asset charge factor will be determined annually by the Company, but in no event may it exceed that specified in the Contract Specifications.

PART C - GENERAL

ANNUITY ACCOUNT. The Company will establish an Annuity Account under the contract and will maintain the Annuity Account during the Accumulation Period. The Annuity Account Value at any time equals the sum of all the then current values of the Fixed and Variable Accounts with respect to this contract.

TRANSFER PRIVILEGE. At any time during the Accumulation Period, other than during the "Right to Examine Contract" period, the Owner may transfer all or part of the Annuity Account Value to one or more of the Fixed or Variable Account Sub-Accounts then available under the contract, subject to the provisions set forth below. Transfers may be made in writing or by telephone, if telephone transfers have been previously authorized in writing. Transfer requests must be received at the Company's Variable Annuity Service Center prior to the close of the New York Stock Exchange (currently 4:00 P.M. Eastern
Time), and provided the New York Stock Exchange is open for business, in order to be processed on the date the request is received; otherwise, the transfer will be processed on the next business day the New York Stock Exchange is open for business. The Company will not be held responsible for (a) any liability for acting in good faith upon any transfer instructions given by telephone, or (b) the authenticity of such instructions.

Transfers involving Variable Account Sub-Accounts will reflect the purchase or cancellation of Variable Accumulation Units having an aggregate value equal to the dollar amount being transferred to or from a particular Variable Account
Sub-Account.   The purchase or cancellation of such units shall be made using
Variable

Accumulation Unit Values of the applicable Variable Account Sub-Account for the Valuation Period during which the transfer is effective. Transfers to a Fixed Account Sub-Account will result in a new Guaranteed Period for the amount being transferred. Any such Guaranteed Period will begin on the effective date of the transfer and end on its Expiration Date. The amount transferred into such Fixed Account Sub-Account will earn interest at the Guaranteed Interest Rate declared by the Company for that Guaranteed Period as of the effective date of the transfer.

Transfers shall be subject to the following conditions: (a) Not more than 12 transfers may be made per Contract Year (including the frequency limitation shown in the Contract Specifications with respect to transfers from the Fixed Account), unless otherwise authorized in writing by the Company; (b) No withdrawal charge will be imposed on transferred amounts, however, transfers of all or a portion out of a Fixed Account Sub-Account may be subject to the Market Value Adjustment set forth below unless such transfer is made in accordance with the "Full or Partial Withdrawals and Transfers at the End of a Guaranteed Period" provision; (c) The amount being transferred may not be less than $1,000, unless the entire value of the Fixed or Variable Account Sub-Account is being transferred; (d) The amount being transferred may not exceed the Company's maximum amount limit then in effect; (e) The amount transferred to any Fixed Account Sub-Account may not be less than $5,000; (f) Unless a transfer out of a Fixed Account Sub-Account is made in accordance with the "Full or Partial Withdrawals and Transfers at the End of a Guaranteed Period" provision, the amount transferred from each Fixed Account Sub-Account during any contract year may not exceed the limits shown in the Contract Specifications; (g) Any value remaining in a Fixed Account Sub-Account may not be less than $1,000 or Variable Account Sub-Account may not be less than $250;
(h) The Company reserves the right to defer transfers of amounts from the Fixed Account for a period not to exceed six months from the date the request for such transfer is received by the Company in writing or by telephone, if such has been previously authorized, at its Variable Annuity Service Center; and (i) Transfers involving Variable Account Sub-Account(s) shall be subject to such terms and conditions as may be imposed by the Portfolios.

ANNUITY ACCOUNT FEE. Prior to the Annuity Date, on the last valuation date of each calendar year the Company will deduct from the value of the Annuity Account the annual Annuity Account Fee shown in the Schedule of Charges, Expenses and Fees to reimburse it for administrative expenses relating to the Annuity Account. The Annuity Account Fee will be deducted on a pro rata basis from amounts allocated to each Fixed and Variable Account Sub-Account in which the Annuity Account values are invested at the time of such deduction. If the Annuity Account is surrendered for its full value, the Annuity Account Fee will be deducted in full at the time of such surrender. On the Annuity Date the value of the Annuity Account will be reduced by a proportionate amount of the Annuity Account Fee to reflect the time elapsed between the last valuation date of the most recent calendar year and the day before the Annuity Date.


                CASH WITHDRAWALS, WITHDRAWAL CHARGES AND MARKET
                          VALUE ADJUSTMENT PROVISIONS

CASH WITHDRAWALS. At any time before the Annuity Date, the Owner may elect to receive a cash withdrawal payment from the Company by filing with the Company at its Variable Annuity Service Center's Mailing Address a written election in such form as the Company may require. Any such election shall specify the amount of the withdrawal and will be effective on the date that it is received at the Company's Variable Annuity Service Center's Mailing Address. Any cash withdrawal payment will be paid within seven days of the Company's receipt of such request, except as the Company may be permitted to defer the payment of amounts withdrawn from the Variable Account in accordance with the Investment Company Act of 1940. The Company reserves the right to defer the payment of amounts withdrawn from the Fixed Account for a period not to exceed six months from the date written request for such withdrawal is received by the Company at its Variable Annuity Service Center's Mailing Address.

                CASH WITHDRAWALS, WITHDRAWAL CHARGES AND MARKET
                    VALUE ADJUSTMENT PROVISIONS (CONTINUED)


The amount of the cash withdrawal payment may be for any amount not to exceed the Annuity Account Value at the end of the Valuation Period during which the election becomes effective, less the Annuity Account Fee, plus or minus any applicable Market Value Adjustment, and less any applicable withdrawal charge and premium taxes. In the case of a full surrender, the Annuity Account will be canceled and the contract will terminate. A partial withdrawal will result in a decrease in the Annuity Account Value by an amount with an aggregate dollar value equal to the dollar amount of the cash withdrawal payment, plus or minus any applicable Market Value Adjustment, any applicable withdrawal charge and premium taxes.

In the case of a partial withdrawal, the Owner must instruct the Company as to the amounts to be withdrawn from each Fixed and/or Variable Account Sub-Account. If not so instructed, the Company will effect such withdrawal from each Fixed and/or Variable Sub-Account in proportion to the then current Sub-Account values. Partial withdrawals will not reduce any Fixed Account Sub-Account below $1,000 or any Variable Account Sub-Account below $250. Such partial withdrawals will be treated as a full surrender of that Sub-Account and the balance will be transferred to the largest Variable Account Sub-Account, if any. Partial withdrawals may not reduce the total Annuity Account Value below $1,000. (See "Minimum Value Requirements" provision.) Such partial withdrawals will be treated as a full surrender.

Cash withdrawals from a Variable Account Sub-Account will result in the cancellation of Variable Accumulation Units attributable to the Annuity Account with an aggregate value on the effective date of the withdrawal equal to the total amount by which the Variable Account Sub-Account is reduced. The cancellation of such units will be based on the Variable Accumulation Unit values of the Variable Account Sub-Account for the Valuation Period during which the cash withdrawal is effective.

All cash withdrawals or transfers of any portion of Fixed Account Sub-Accounts, except those specified otherwise under "Penalty-Free Withdrawals, Transfers and Annuitization Provisions," will be subject to the Market Value Adjustment described below.

WITHDRAWAL CHARGES. If a cash withdrawal is made, a withdrawal charge may be assessed by the Company. The length of time between the Company acceptance of the Premium Payment(s) and the receipt of a withdrawal request determines the withdrawal charge. For this purpose each withdrawal is deemed to represent a withdrawal of a Premium Payment previously accepted (or a portion thereof). Premium Payments will be deemed to have been withdrawn in the order in which the Premium Payments were received by the Company (i.e., oldest premium first). After all Premium Payments have been deemed withdrawn, the Company will deem further withdrawals to be from net investment results attributable to such Premium Payments, if any. The schedule of withdrawal charges is set forth in the "Schedule of Charges, Expenses and Fees." On withdrawal, any applicable Annuity Account Fee and Market Value Adjustment will be deducted before application of any withdrawal charge.

Withdrawal charges are deducted proportionately from the Fixed and/or Variable Account Sub-Account(s) from which the withdrawal is to be made, provided such Sub-Account(s) have sufficient account value(s) for making such deduction(s). If any of the account value(s) of such Sub-Account(s), however, are insufficient, its remaining withdrawal charges will be deducted on a pro rata basis from all Fixed and/or Variable Account Sub-Accounts in proportion to the then current account value(s) of Such Sub-Account(s).

See "Penalty-Free Withdrawals, Transfers and Annuitization Provisions" for situations in which a withdrawal charge is not imposed.

For the purpose of any qualified plan riders which may be attached to this contract, the term "Surrender Charge" wherever referenced therein, shall mean "withdrawal charge" as set forth above.

MARKET VALUE ADJUSTMENT. Any cash withdrawal or transfer from a Fixed Account Sub-Account, except those specified otherwise under the "Penalty-Free Withdrawals, Transfers and Annuitization Provisions," will be subject to a Market Value Adjustment.

                CASH WITHDRAWALS, WITHDRAWAL CHARGES AND MARKET
                    VALUE ADJUSTMENT PROVISIONS (CONTINUED)


The amount payable on such cash withdrawal or transfer may be adjusted up or down by the application of the Market Value Adjustment. The Index Rate Factor applicable to the amount of such cash withdrawal or transfer is:

                                        (1+A)(N)
                                        --------
                                        (1+B)(N)
where:

A = an Index Rate (based on the Treasury Constant Maturity Series published by the Federal Reserve) for a security with time to maturity equal to the applicable Guaranteed Period, determined at the beginning of the Guaranteed Period.

B = an Index Rate (based on the Treasury Constant Maturity Series published by the Federal Reserve) for a security with time to maturity equal to the applicable Guaranteed Period, determined at the time of cash withdrawal or transfer, plus the percentage adjustment to "B" as shown in the Contract Specifications. If Index Rates "A" and "B" are within .25% of each other when the Index Rate Factor is determined, no such percentage adjustment to "B" will be made.

(N) = The number of years remaining in the applicable Guaranteed Period (e.g. 1 year and 73 days = 1 + (73 divided by 365) = 1.2 years)

Straight-line interpolation is used for periods to maturity not quoted.


        PENALTY-FREE WITHDRAWALS, TRANSFERS AND ANNUITIZATION PROVISIONS

PENALTY-FREE PARTIAL WITHDRAWALS OR TRANSFERS. Upon request in writing, the Owner may, during any Contract Year prior to the Annuity Date, withdraw up to 15% of the Premium Payment(s) or portion remaining thereof, without incurring a withdrawal charge. For this purpose each withdrawal is deemed to represent a withdrawal of a portion of a Premium Payment previously accepted. Premium Payments will be deemed to be withdrawn in the order in which the they were received by the Company (i.e., the oldest premium first). Any such withdrawal from a Fixed Account Sub-Account may be subject to a Market Value Adjustment unless the withdrawal is made at the end of a Guaranteed Period as set forth below. The Owner must specify from which Fixed and/or Variable Sub-Accounts the withdrawal is to be made, otherwise the Company may effect such withdrawal on a proportionate basis from all Fixed and/or Variable Sub-Accounts in which the Annuity Account is invested.

Such partial withdrawals may be either taken as a lump sum or, upon consent of the Company, paid in equal installments, however, (a) no more than one penalty-free partial withdrawal may be made during any one Contract Year, (b) the first withdrawal in any Contract Year will be deemed to be the penalty-free withdrawal up to the amount specified above, and (c) the amount of each such partial withdrawal must be at least $1,000.

No withdrawal charge will be imposed on any withdrawal with respect to a Premium Payment after the end of the seventh year following the Company's acceptance of that Premium Payment.

The Owner may also transfer amounts within the Annuity Account during the Accumulation Period without the application of a withdrawal charge, however;
(a) any transfers would be subject to any terms and conditions as may be imposed under the "Transfer Privilege" provision, (b) transfers from a Fixed Account Sub-Account may be subject to the "Market Value Adjustment" provision, and (c) the amount of such transfer(s) must be at least $1,000.

                    PENALTY-FREE WITHDRAWALS, TRANSFERS AND
                      ANNUITIZATION PROVISIONS (CONTINUED)

FULL OR PARTIAL WITHDRAWALS AND TRANSFERS AT THE END OF A GUARANTEED PERIOD. No Market Value Adjustment will be imposed on a full or partial withdrawal or transfer made from a Fixed Account Sub-Account which becomes effective at the end of the applicable initial or subsequent Guaranteed Period. In such event, the Owner's proper request for withdrawal or transfer must be received at the Company's Variable Annuity Service Center's Mailing Address within a 45-day period immediately preceding the end of such Guaranteed Period.

WAIVER OF WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT ON DEATH OR ANNUITY DATE. No withdrawal charge or Market Value Adjustment will be imposed upon payments made under the Annuity Benefit provisions of this contract. No withdrawal charge or negative Market Value Adjustment will be imposed upon payments made under the "Death Benefit" provisions of the contract.

PENALTY-FREE ANNUITIZATION. At any time the Owner may request in writing payment of the then current Annuity Account Value in accordance with any one of the settlement options set forth in this contract. In such event, no withdrawal charge or Market Value Adjustment will be imposed at the time such settlement is made. Such annuitization will automatically result in a change in the Annuity Date to the date Income Payments commence under the settlement option elected.


                               BENEFIT PROVISIONS

ANNUITY BENEFIT. On the Annuity Date the Company will pay all or a part of the adjusted value of the Annuity Account (as set forth below) in cash or apply it in accordance with the settlement option(s) elected by the Owner. However, if the amount to be applied under any settlement option is less than $5,000, or if the first Income Payment payable in accordance with such option is less than $50, the Company will pay the adjusted value in a single payment to the payee designated by the Owner.

ANNUITY DATE. The Annuity Date selected by the Owner in the application for this contract is shown in the Contract Specifications. The Annuity Date may be changed from time to time by the Owner by notifying the Company in writing.
The notice must be received at the Company's Variable Annuity Service Center's Mailing Address at least 45 days prior to the Annuity Date then in effect. The new Annuity Date selected must be at least 30 days after the effective date of the change and not later than the Annuitant's 90th birthday.

After the Annuity Date, no change of a settlement option is permitted, no payments may be requested under the "Cash Withdrawals" provision of the contract, and no Death Benefit is payable under the contract except as otherwise specified under the settlement option selected.

ELECTION AND EFFECTIVE DATE OF ELECTION WITH RESPECT TO ANNUITY BENEFIT.
During the lifetime of the Owner and prior to the Annuity Date, the Owner may elect to have the adjusted value of the Annuity Account applied on the Annuity Date under one or more of the settlement options set forth in this contract, or under any other settlement option as agreed to by the Company. The Owner may also change any election, but any election or change of election must be received at the Company's Variable Annuity Service Center's Mailing Address at least 45 days prior to the Annuity Date. The election or change of election may be made by filing with the Company at its Variable Annuity Service Center's Mailing Address written notice in such form as the Company may require. If no such election is in effect on the 30th day prior to the Annuity Date, the adjusted value of the Annuity Account will be applied under a Life Annuity with 120 months guaranteed. In such situation, the portion of the adjusted value of the Annuity Account to be applied for a Fixed Life Annuity under the Second Option and/or a Variable Life Annuity under Option II will be determined on a pro rata basis from the composition of the Annuity Account on the Annuity Date.

DETERMINATION OF AMOUNT. On the Annuity Date the Annuity Account will be canceled and the adjusted value of the Annuity Account to be applied under the settlement options provisions shall be equal to the Annuity Account Value for the Valuation Period which ends immediately preceding the Annuity Date, minus a proportionate amount of the Annuity Account Fee to reflect the time elapsed between the last Valuation Date for the most recent calendar year and the Valuation Date before the Annuity Date, minus any applicable premium or similar tax. For the purposes of any qualified plan riders which may be attached to this contract, the term "Annuity Value," wherever referenced therein, shall mean the "adjusted value of the Annuity Account" as defined above.

INCOME PAYMENT BENEFITS. On the Annuity Date, the adjusted value of the Annuity Account as determined under the "Determination of Amount" provision may be applied, as elected by the Owner, under one or more of the settlement options set forth in the contract to effect: (a) a Fixed Income Payment Benefit or a Variable Income Payment Benefit; or (b) a combination of the Fixed Income Payment Benefit and the Variable Income Payment Benefit. If a combination Fixed and Variable Income Payment Benefit is elected, the Owner may specify the amount to be allocated to the Fixed Income Payment Benefit and the amount to be allocated to the Variable Income Payment Benefit. Such election and allocation may also be made by a Beneficiary to the extent provided in the "Election and Effective Date of Election with Respect to Death Benefit Provision."

DEATH BENEFIT. If the Owner dies before the Annuity Date, the Company will pay the Death Benefit to the Beneficiary upon receipt of due proof of the death of the Owner in accordance with the "Payment of Death Benefit" provision. If there is no designated Beneficiary living on the date of death of the Owner, the Company will pay the Death Benefit, upon receipt of due proof of the death of both the Owner and the designated Beneficiary, in one sum to the estate of the Owner.

ELECTION AND EFFECTIVE DATE OF ELECTION WITH RESPECT TO DEATH BENEFIT. During the lifetime of the Annuitant and prior to the Annuity Date, the Owner may elect one or more of the settlement options set forth in this contract to effect an annuity for the Beneficiary as payee after the death of the Owner. This election may be made or subsequently revoked by filing with the Company at its Variable Annuity Service Center's Mailing Address a written election or revocation of an election in such form as required by the Company.

Any election or revocation of an election of a method of settlement of the Death Benefit will become effective on the date it is received by the Company at its Variable Annuity Service Center's Mailing Address.

Unless otherwise specified in writing by the Owner, the Beneficiary may elect
(a) to receive the Death Benefit as a cash payment, in which event the Annuity Account will be canceled, or (b) to have the Death Benefit applied under one or more of the settlement options set forth under the contract. This election may be made by filing with the Company a written request in a form as required by the Company. Any written request for an election of a settlement option for the Death Benefit by the Beneficiary will become effective on the later of (a) the date the request is received by the Company at its Variable Annuity Service Center's Mailing Address; or (b) the date due proof of the death of the Owner is received by the Company at its Variable Annuity Service Center's Mailing Address. If a written request for a settlement option by the Beneficiary is not received by the Company within 60 days following the date due proof of the death of the Owner is received by the Company, the Beneficiary shall be deemed to have elected a cash payment as of the last day of the 60- day period.

PAYMENT OF DEATH BENEFIT. If the Death Benefit is to be paid in cash to the Beneficiary, payment will be made within 7 days of the date the election becomes effective or is deemed to become effective, provided due proof of the death of the Owner is received by the Company at its Variable Annuity Service Center's Mailing Address, except as the Company may be permitted to defer any such payment of amounts derived from the Variable Account in accordance with the Investment Company Act of 1940. If the Death Benefit is to be paid in one sum to the estate of the deceased Owner, payment will be made within 7 days of the date due proof of the death of the Owner and/or Beneficiary is received by the Company at its Variable Annuity Service Center's Mailing Address, except as the Company may be permitted to defer any such payment of amounts derived from the Variable Account in accordance with the Investment Company Act of 1940. If settlement under the settlement option provisions is elected, the Income Payments will commence 30 days following the effective date or the deemed effective date of the election and the Annuity Account will be maintained in effect until such Income Payments commence.

AMOUNT OF DEATH BENEFIT. The Death Benefit is determined as of the effective date or deemed effective date of the Death Benefit election and is equal to the greatest of (a) the Annuity Account Value for the Valuation Period during which the Death Benefit election is effective or is deemed to become effective; (b) the sum of all the Premium Payment(s) made under the contract less the sum of all partial withdrawals; (c) the Annuity Account Value on the seven-year Contract Anniversary immediately preceding the date the Death Benefit election is effective or is deemed to become effective, adjusted for any subsequent Premium Payments and partial withdrawals and charges made between the immediately preceding seven-year Contract Anniversary and the date the Death Benefit election is effective or is deemed to become effective (as referenced herein, seven-year Contract Anniversary means the 7th Contract Anniversary and each succeeding Contract Anniversary occurring at any seven-year interval thereafter, for example, the 14th and 21st Contract Anniversaries) or (d) the amount that would have been payable in the event of a full surrender of the Annuity Account on the date the Death Benefit election is effective or is deemed to become effective.


                               GENERAL PROVISIONS

THE CONTRACT. The contract and the application for the contract constitute the entire contract between the parties. All statements made in the application will, in the absence of fraud, be deemed representations and not warranties.
No statement will be used in defense of a claim under the contract unless it is contained in the application, and a copy of the application is attached to the contract when issued.

Only the President, a Vice President, a Secretary, a Director or an Assistant Director of the Company may make or modify this contract.

The contract is executed at the Company's Home Office, the Post Office address of which is Hartford, Connecticut 06152.

MODIFICATION OF CONTRACT. The Company reserves the right to modify this contract to meet the requirements of applicable state and federal laws or regulations. The Company will notify the Owner in writing of any changes.

NON-PARTICIPATION. The contract is not entitled to share in surplus distribution.

LOANS.  Loans are not permitted under this contract.

DETERMINATION OF VALUES. The method of determination by the Company of the Net Investment Factor and the number and value of Accumulation Units and Annuity Units shall be conclusive upon the Owner, and any Beneficiary or Payee.

ENDORSEMENT OF INCOME PAYMENTS. The Company will make each Income Payment at the Home Office by check. Each check must be personally endorsed by the Annuitant, or the Company may require that proof of the Annuitant's survival be furnished.

MISSTATEMENT OF AGE. If the age of the Annuitant is misstated, the amount payable under the contract will be adjusted to be the amount of Income which the actual premium paid would have purchased for the correct age according to the Company's rates in effect on the Date of Issue. Any overpayment by the Company, with interest at the rate of 6% per year, compounded annually, will be charged against the payments to be made next succeeding the adjustment. Any underpayment by the Company will be paid in a lump sum.

CLAIMS OF CREDITORS. To the extent permitted by law, no amounts payable under this contract will be subject to the claims of creditors of any payee.

PERIODIC REPORTS. At least once each calendar year, the Company will furnish the Owner a report as required by law showing the Annuity Account Value at the end of the preceding year, all transactions during the year, the current Annuity Account Value, the number of Accumulation Units in each Variable Accumulation Account, the applicable Accumulation Unit Value as of the date of the report and the interest rate credited to the Fixed Account Sub-Account(s). The Company will also send such statements reflecting transactions in the Annuity Account as may be required by applicable laws, rules and regulations.

ENDORSEMENTS

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

              FLEXIBLE PAYMENT DEFERRED VARIABLE ANNUITY CONTRACT
              WITH FIXED AND VARIABLE ACCOUNTS - NON-PARTICIPATING

                         OPTIONAL METHODS OF SETTLEMENT

This rider is made part of the contract to which it is attached as of the Date of Issue. Upon written request, the Company will agree to pay in accordance with any one of the options shown below all or part of the net proceeds that may be payable under the contract.

While the Owner is alive, the request, including the designation of the payee, may be made by the Owner. At the time a Death Benefit becomes payable under the contract, the request, including the designation of the payee, may then be made by the Beneficiary. Once Income Payments have begun, no surrender of the Annuity Value can be made (unless Variable Income Payments are made under Option III) and the Annuitant cannot be changed, nor can the settlement option be changed.

PAYMENT DATES. The first Income Payment under the settlement option selected will be made on the first day of the month following the Annuity Date. Subsequent payments will be made on the first day of each month in accordance with the manner of payment selected.

MINIMUM PAYMENT AMOUNT. The settlement option elected must result in an Income Payment at least equal to the minimum payment amount in accordance with the Company's rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval that will provide the minimum payment amount. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable.

FIXED BENEFIT OPTIONS

FIXED INCOME PAYMENTS. Fixed Income Payments will remain constant pursuant to the terms of the fixed settlement option(s) selected. The amount of each Fixed Income Payment shall be determined in accordance with the terms of the settlement option and the table(s) set forth in this rider, as applicable.

        Calendar Year in which                           Settlement Age of
        the first instalment is                          Annuitant is age
               payable                                 nearest birthday minus
        ------------------------                      -----------------------
            Before 1999                                      2
            2000 - 2009                                      3
            2010 and later                                   4

FIRST OPTION: LIFE ANNUITY. An annuity payable monthly to the payee during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant.

SECOND OPTION: LIFE ANNUITY WITH CERTAIN PERIOD. An annuity providing monthly income to the payee for a fixed period of 60, 120, 180, or 240 months (as selected), and for as long thereafter as the Annuitant shall live.

THIRD OPTION: CASH REFUND LIFE ANNUITY. An annuity payable monthly to the payee during the lifetime of the Annuitant ceasing with the last payment due prior to the death of the Annuitant provided that, at the death of the Annuitant, the payee will receive an additional payment equal to the excess, if any, of (a) over (b) where: (a) is the initial value of the proceeds applied under this option; and (b) is the dollar amount of payments already paid.

FOURTH OPTION: ANNUITY CERTAIN. An amount payable monthly for the number of years selected which may be from 5 to 30 years.

EXCESS INTEREST. At the sole discretion of the Company, excess interest may be paid or credited from time to time in addition to the payments guaranteed under any fixed benefit Optional Method of Settlement.



(Page 1)

VARIABLE BENEFIT OPTIONS

VARIABLE INCOME PAYMENTS. The amount of the first Variable Income Payment shall be determined in accordance with the terms of the settlement option and the table(s) set forth in this rider, as applicable.

      Calendar Year in which                         Settlement Age of
      the first instalment is                          Annuitant is age
             payable                                 nearest birthday minus
      ------------------------                      -----------------------
          Before 1999                                    2
          2000 - 2009                                    3
          2010 and later                                 4

All Variable Income Payments other than the first are determined by means of Annuity Units credited to the contract with respect to the particular payee. The number of Annuity Units to be credited in respect of a particular Sub-Account is determined by dividing that portion of the first Variable Income Payment attributable to that Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period which ends immediately preceding the Annuity Date. The number of Annuity Units of each Sub-Account credited with respect to the particular payee then remains fixed unless an exchange of Annuity Units is made pursuant to the "Exchange of Variable Annuity Units" section. The dollar amount of each Variable Income Payment after the first may increase, decrease or remain constant, and is equal to the sum of the amounts determined by multiplying the number of Annuity Units of a particular Sub-Account for the Valuation Period which ends immediately preceding the due date of each subsequent payment by the Annuity Unit Value for the particular Sub- Account for the first Valuation Period occurring on or immediately prior to the first day of each month.

ANNUITY UNIT VALUE. The Annuity Unit Value for each Sub-Account was established at $10.00 for the first Valuation Period of the particular Sub-Account. The Annuity Unit Value for the particular Sub-Account for any subsequent Valuation Period is determined by multiplying the Annuity Unit Value for the particular Sub-Account for the immediately preceding Valuation Period by the Net Investment Factor for the current Valuation Period and then multiplying that product by a factor to neutralize the assumed interest rate of 4% per year to establish the Annuity Payment Rates set forth in this rider.
The factor is 0.99989254 for a one day valuation period.

EXCHANGE OF VARIABLE ANNUITY UNITS. After the Annuity Date the payee may, by filing a written request with the Company at its Annuity Service Center's Mailing Address, exchange the value of a designated number of Annuity Units of particular Variable Sub-Accounts then credited with respect to such payee into other Annuity Units, the value of which would be such that the dollar amount of an Income Payment made on the date of the exchange would be unaffected by the exchange. No more than 3 exchanges may be made in any Contract Year.

Exchanges may be made among the Variable Sub-Accounts only. Exchanges shall be made using the Annuity Unit Values for the Valuation Period during which the request for exchange is received by the Company at its Annuity Service Center's Mailing Address.

ANNUITY ACCOUNT FEE. After the Annuity Date an Annuity Account Fee amounting to $35 per year will be deducted in equal amounts from each variable Income Payment made during the year. For example, this would amount to a $2.92 deduction (rounded to the nearest cent) from each monthly Variable Income Payment. No deduction will be made from Fixed Income Payments.

OPTION I: VARIABLE LIFE ANNUITY. A variable annuity payable monthly to the payee during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant.



(Page 2)

OPTION II: VARIABLE LIFE ANNUITY WITH CERTAIN PERIOD. A variable annuity which provides monthly payments during the lifetime of the annuitant and further provides that if, at the death of the annuitant, payments have been made for less than the elected period certain, which may be 60, 120, 180 or 240 months, the annuity payments will be continued during the remainder of such period.

OPTION III: VARIABLE ANNUITY CERTAIN. A variable amount payable monthly for the number of years selected which may be from 5 to 30 years. At any time during the period certain the payee may elect that (1) all or a portion of any future payments to which the payee is entitled be commuted and paid in one sum, or (2) such commuted amount, provided that the value thereof meets the minimum payment amount in accordance with the Company's rules then in effect, be applied to effect a variable annuity under one of the other options described herein. At the expiration of the period certain, no further payments of any kind are payable. If the Annuitant dies before the specified number of certain payments have been received, the remainder of the payments will be continued during the remainder of such period.

ADDITIONAL FIXED AND VARIABLE OPTIONS. Any proceeds payable under the contract may also be settled under any other method of settlement offered by the Company at the time of the request.


                                      CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                      /s/ THOMAS C. JONES
                                          PRESIDENT


(Page 3)

Life Annuity and Life Annuity with Certain Period Table for Each $1,000 Applied - Male

---------------------------------------------------------
   Settlement age of    Number of instalments certain
   Annuitant nearest
       birthday        60      120      180      240
---------------------------------------------------------
   Age  Life Annuity
   10      $3.57      $3.57   $3.57    $3.56    $3.56
   11       3.58       3.58    3.58     3.57     3.57
   12       3.59       3.59    3.59     3.59     3.58
   13       3.60       3.60    3.60     3.60     3.59
   14       3.62       3.62    3.62     3.61     3.61

   15       3.63       3.63    3.63     3.63     3.62
   16       3.65       3.65    3.64     3.64     3.64
   17       3.66       3.66    3.66     3.66     3.65
   18       3.68       3.68    3.67     3.67     3.67
   19       3.70       3.69    3.69     3.69     3.68

   20       3.71       3.71    3.71     3.70     3.70
   21       3.73       3.73    3.73     3.72     3.72
   22       3.75       3.75    3.75     3.74     3.73
   23       3.77       3.77    3.77     3.76     3.75
   24       3.79       3.79    3.79     3.78     3.77

   25       3.81       3.81    3.81     3.80     3.80
   26       3.84       3.84    3.83     3.83     3.82
   27       3.86       3.86    3.86     3.85     3.84
   28       3.89       3.89    3.88     3.87     3.86
   29       3.91       3.91    3.91     3.90     3.89

   30       3.94       3.94    3.94     3.93     3.92
   31       3.97       3.97    3.97     3.96     3.94
   32       4.00       4.00    4.00     3.99     3.97
   33       4.04       4.03    4.03     4.02     4.00
   34       4.07       4.07    4.06     4.05     4.03





-------------------------------------------------------
   Settlement age of    Number of instalments certain
   Annuitant nearest
       birthday        60      120      180      240
-------------------------------------------------------
   Age  Life Annuity
   35      $4.11      $4.11   $4.10    $4.08    $4.06
   36       4.15       4.14    4.14     4.12     4.10
   37       4.19       4.18    4.17     4.16     4.13
   38       4.23       4.23    4.22     4.20     4.17
   39       4.28       4.27    4.26     4.24     4.20

   40       4.32       4.32    4.31     4.28     4.24
   41       4.37       4.37    4.35     4.32     4.28
   42       4.43       4.42    4.40     4.37     4.32
   43       4.48       4.48    4.46     4.42     4.37
   44       4.54       4.53    4.51     4.47     4.41

   45       4.60       4.59    4.57     4.52     4.46
   46       4.67       4.66    4.63     4.58     4.51
   47       4.73       4.72    4.69     4.63     4.56
   48       4.80       4.79    4.75     4.69     4.61
   49       4.88       4.86    4.82     4.75     4.66

   50       4.95       4.94    4.89     4.82     4.72
   51       5.04       5.02    4.97     4.88     4.77
   52       5.12       5.10    5.04     4.95     4.83
   53       5.21       5.19    5.13     5.02     4.89
   54       5.31       5.28    5.21     5.10     4.95

   55       5.41       5.38    5.30     5.18     5.01
   56       5.52       5.49    5.40     5.26     5.07
   57       5.63       5.60    5.50     5.34     5.13
   58       5.75       5.72    5.61     5.43     5.19
   59       5.88       5.84    5.72     5.52     5.25










-------------------------------------------------------
   Settlement age of    Number of instalments certain
   Annuitant nearest
       birthday        60      120      180      240
-------------------------------------------------------
   Age  Life Annuity
   60      $6.02      $5.98   $5.84    $5.61    $5.32
   61       6.18       6.12    5.96     5.71     5.38
   62       6.34       6.28    6.09     5.80     5.44
   63       6.51       6.44    6.23     5.90     5.49
   64       6.70       6.62    6.37     6.00     5.55

   65       6.90       6.81    6.52     6.10     5.60
   66       7.12       7.00    6.68     6.20     5.65
   67       7.35       7.21    6.84     6.29     5.70
   68       7.59       7.44    7.00     6.39     5.74
   69       7.86       7.67    7.17     6.48     5.78

   70       8.14       7.92    7.34     6.57     5.82
   71       8.44       8.18    7.51     6.66     5.85
   72       8.76       8.46    7.69     6.74     5.88
   73       9.11       8.75    7.86     6.82     5.90
   74       9.48       9.06    8.04     6.89     5.92

   75       9.88       9.38    8.21     6.95     5.94
   76      10.31       9.72    8.38     7.01     5.95
   77      10.77      10.07    8.55     7.06     5.96
   78      11.27      10.43    8.71     7.11     5.97
   79      11.80      10.81    8.86     7.15     5.98

   80      12.37      11.20    9.00     7.19     5.99
   81      12.98      11.59    9.13     7.22     5.99
   82      13.63      11.99    9.25     7.24     5.99
   83      14.33      12.39    9.37     7.26     6.00
   84      15.06      12.79    9.47     7.28     6.00
   85      15.84      13.19    9.56     7.29     6.00





(Page 4)

Life Annuity and Life Annuity with Certain Period Table for Each $1,000 Applied - Female

-------------------------------------------------------
   Settlement age of    Number of instalments certain
   Annuitant nearest
       birthday        60      120      180      240
-------------------------------------------------------

   Age  Life Annuity
   10      $3.50      $3.50   $3.50    $3.49    $3.49
   11       3.51       3.51    3.51     3.50     3.50
   12       3.52       3.52    3.51     3.51     3.51
   13       3.53       3.53    3.53     3.52     3.52
   14       3.54       3.54    3.54     3.53     3.53

   15       3.55       3.55    3.55     3.55     3.54
   16       3.56       3.56    3.56     3.56     3.55
   17       3.57       3.57    3.57     3.57     3.57
   18       3.58       3.58    3.58     3.58     3.58
   19       3.60       3.60    3.60     3.59     3.59

   20       3.61       3.61    3.61     3.61     3.60
   21       3.63       3.63    3.62     3.62     3.62
   22       3.64       3.64    3.64     3.64     3.63
   23       3.66       3.66    3.65     3.65     3.65
   24       3.67       3.67    3.67     3.67     3.66

   25       3.69       3.69    3.69     3.69     3.68
   26       3.71       3.71    3.71     3.70     3.70
   27       3.73       3.73    3.72     3.72     3.72
   28       3.75       3.75    3.74     3.74     3.74
   29       3.77       3.77    3.76     3.76     3.76

   30       3.79       3.79    3.79     3.78     3.78
   31       3.81       3.81    3.81     3.80     3.80
   32       3.84       3.84    3.83     3.83     3.82
   33       3.86       3.86    3.86     3.85     3.84
   34       3.89       3.89    3.88     3.88     3.87



-------------------------------------------------------
  Settlement age of    Number of instalments certain
  Annuitant nearest
     birthday           60      120      180      240
-------------------------------------------------------
   Age  Life Annuity
   35      $3.92      $3.91   $3.91    $3.90    $3.89
   36       3.94       3.94    3.94     3.93     3.92
   37       3.98       3.97    3.97     3.96     3.95
   38       4.01       4.01    4.00     3.99     3.98
   39       4.04       4.04    4.03     4.02     4.01

   40       4.08       4.08    4.07     4.06     4.04
   41       4.12       4.11    4.11     4.09     4.08
   42       4.15       4.15    4.14     4.13     4.11
   43       4.20       4.19    4.19     4.17     4.15
   44       4.24       4.24    4.23     4.21     4.19

   45       4.29       4.28    4.27     4.25     4.23
   46       4.34       4.33    4.32     4.30     4.27
   47       4.39       4.38    4.37     4.35     4.31
   48       4.44       4.44    4.42     4.40     4.36
   49       4.50       4.49    4.48     4.45     4.40

   50       4.56       4.55    4.53     4.50     4.45
   51       4.62       4.62    4.60     4.56     4.50
   52       4.69       4.68    4.66     4.62     4.56
   53       4.76       4.75    4.73     4.68     4.61
   54       4.84       4.83    4.80     4.75     4.67

   55       4.92       4.91    4.87     4.81     4.73
   56       5.00       4.99    4.95     4.89     4.79
   57       5.09       5.08    5.04     4.96     4.85
   58       5.19       5.18    5.13     5.04     4.91
   59       5.29       5.28    5.22     5.12     4.98










-------------------------------------------------------
   Settlement age of    Number of instalments certain
   Annuitant nearest
       birthday        60      120      180      240
-------------------------------------------------------
   Age  Life Annuity
   60      $5.40      $5.38   $5.32    $5.21    $5.05
   61       5.52       5.50    5.42     5.30     5.11
   62       5.65       5.62    5.53     5.39     5.18
   63       5.78       5.75    5.65     5.48     5.25
   64       5.92       5.89    5.77     5.58     5.32

   65       6.08       6.03    5.90     5.69     5.39
   66       6.24       6.19    6.04     5.79     5.45
   67       6.42       6.36    6.18     5.90     5.52
   68       6.60       6.54    6.34     6.00     5.58
   69       6.81       6.73    6.49     6.11     5.63

   70       7.03       6.94    6.66     6.22     5.69
   71       7.27       7.16    6.84     6.33     5.74
   72       7.53       7.40    7.02     6.44     5.78
   73       7.82       7.66    7.21     6.54     5.82
   74       8.12       7.94    7.40     6.64     5.86

   75       8.46       8.23    7.60     6.74     5.89
   76       8.82       8.55    7.80     6.82     5.91
   77       9.22       8.88    8.00     6.90     5.93
   78       9.64       9.24    8.19     6.98     5.95
   79      10.11       9.61    8.39     7.04     5.96

   80      10.61      10.01    8.58     7.09     5.97
   81      11.16      10.42    8.76     7.14     5.98
   82      11.76      10.85    8.93     7.18     5.99
   83      12.41      11.30    9.09     7.22     5.99
   84      13.11      11.76    9.23     7.24     6.00
   85      13.88      12.22    9.36     7.27     6.00



Annuity Certain Table for Each $1,000 Applied

--------------------------------------------------------
      Numbers of years       Amount of each instalment
        during which
     instalments will be
            paid                Annual         Monthly
--------------------------------------------------------
            1                 $1,000.00        $84.84
            2                    509.80         43.25
            3                    346.49         29.40
            4                    264.89         22.47
            5                    215.99         18.32
            6                    183.42         15.56
            7                    160.20         13.59
            8                    142.82         12.12

--------------------------------------------------------
  Number of years        Amount of each instalment
    during which
 instalments will be
        paid                  Annual       Monthly
--------------------------------------------------------
        9                    $129.32        $10.97
       10                     118.55         10.06
       11                     109.76          9.31
       12                     102.45          8.69
       13                      96.29          8.17
       14                      91.03          7.72
       15                      86.48          7.34


--------------------------------------------------------
   Number of years       Amount of each instalment
     during which
  instalments will be
        paid              Annual           Monthly
--------------------------------------------------------
       16                  $82.52            $7.00
       17                   79.04             6.71
       18                   75.96             6.44
       19                   73.21             6.21
       20                   70.75             6.00
       25                   61.55             5.22
       30                   55.61             4.72




(Page 5)

                         OPTIONAL METHODS OF SETTLEMENT

This rider is made part of the contract to which it is attached as of the Date of Issue. Upon written request, the Company will agree to pay in accordance with any one of the options shown below all or part of the net proceeds that may be payable under the contract.

While the Owner is alive, the request, including the designation of the payee, may be made by the Owner. At the time a Death Benefit becomes payable under the contract, the request, including the designation of the payee, may then be made by the Beneficiary. Once Income Payments have begun, no surrender of the Annuity Value can be made (unless Variable Income Payments are made under Option III) and the Annuitant cannot be changed, nor can the settlement option be changed.

PAYMENT DATES. The first Income Payment under the settlement option selected will be made on the first day of the month following the Annuity Date. Subsequent payments will be made on the first day of each month in accordance with the manner of payment selected.

MINIMUM PAYMENT AMOUNT. The settlement option elected must result in an Income Payment at least equal to the minimum payment amount in accordance with the Company's rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval that will provide the minimum payment amount. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable.

FIXED BENEFIT OPTIONS

FIXED INCOME PAYMENTS. Fixed Income Payments will remain constant pursuant to the terms of the fixed settlement option(s) selected. The amount of each Fixed Income Payment shall be determined in accordance with the terms of the settlement option and the table(s) set forth in this rider as applicable.

  Calendar Year in which                          Settlement Age of
  the first instalment is                          Annuitant is age
         payable                                 nearest birthday minus
  ------------------------                      -----------------------
      Before 1999                                        2
      2000 - 2009                                        3
      2010 and later                                     4

FIRST OPTION: LIFE ANNUITY. An annuity payable monthly to the payee during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant.

SECOND OPTION: LIFE ANNUITY WITH CERTAIN PERIOD. An annuity providing monthly income to the payee for a fixed period of 60, 120, 180, or 240 months (as selected), and for as long thereafter as the Annuitant shall live.

THIRD OPTION: CASH REFUND LIFE ANNUITY. An annuity payable monthly to the payee during the lifetime of the Annuitant ceasing with the last payment due prior to the death of the Annuitant provided that, at the death of the Annuitant, the payee will receive an additional payment equal to the excess, if any, of (a) over (b) where: (a) is the initial value of the proceeds applied under this option; and (b) is the dollar amount of payments already paid.

FOURTH OPTION: ANNUITY CERTAIN. An amount payable monthly for the number of years selected which may be from 5 to 30 years.

EXCESS INTEREST. At the sole discretion of the Company, excess interest may be paid or credited from time to time in addition to the payments guaranteed under any fixed benefit Optional Method of Settlement.



(Page 1)

VARIABLE BENEFIT OPTIONS

VARIABLE INCOME PAYMENTS. The amount of the first Variable Income Payment shall be determined in accordance with the terms of the settlement option and the table(s) set forth in this rider as applicable.

   Calendar Year in which                         Settlement Age of
   the first instalment is                          Annuitant is age
          payable                                 nearest birthday minus
   ------------------------                      -----------------------
       Before 1999                                       2
       2000 - 2009                                       3
       2010 and later                                    4

All Variable Income Payments other than the first are determined by means of Annuity Units credited to the contract with respect to the particular payee. The number of Annuity Units to be credited in respect of a particular Sub-Account is determined by dividing that portion of the first Variable Income Payment attributable to that Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period which ends immediately preceding the Annuity Date. The number of Annuity Units of each Sub-Account credited with respect to the particular payee then remains fixed unless an exchange of Annuity Units is made pursuant to the "Exchange of Variable Annuity Units" section. The dollar amount of each Variable Income Payment after the first may increase, decrease or remain constant, and is equal to the sum of the amounts determined by multiplying the number of Annuity Units of a particular Sub-Account for the Valuation Period which ends immediately preceding the due date of each subsequent payment by the Annuity Unit Value for the particular Sub- Account for the first Valuation Period occurring on or immediately prior to the first day of each month.

ANNUITY UNIT VALUE. The Annuity Unit Value for each Sub-Account was established at $10.00 for the first Valuation Period of the particular Sub-Account. The Annuity Unit Value for the particular Sub-Account for any subsequent Valuation Period is determined by multiplying the Annuity Unit Value for the particular Sub-Account for the immediately preceding Valuation Period by the Net Investment Factor for the current Valuation Period and then multiplying that product by a factor to neutralize the assumed interest rate of 4% per year to establish the Annuity Payment Rates set forth in this rider.
The factor is 0.99989254 for a one day valuation period.

EXCHANGE OF VARIABLE ANNUITY UNITS. After the Annuity Date the payee may, by filing a written request with the Company at its Annuity Service Center's Mailing Address, exchange the value of a designated number of Annuity Units of particular Variable Sub-Accounts then credited with respect to such payee into other Annuity Units, the value of which would be such that the dollar amount of an Income Payment made on the date of the exchange would be unaffected by the exchange. No more than 3 exchanges may be made in any Contract Year.

Exchanges may be made among the Variable Sub-Accounts only. Exchanges shall be made using the Annuity Unit Values for the Valuation Period during which the request for exchange is received by the Company at its Annuity Service Center's Mailing Address.

ANNUITY ACCOUNT FEE. After the Annuity Date an Annuity Account Fee amounting to $35 per year will be deducted in equal amounts from each variable Income Payment made during the year. For example, this would amount to a $2.92 deduction (rounded to the nearest cent) from each monthly Variable Income Payment. No deduction will be made from Fixed Income Payments.

OPTION I: VARIABLE LIFE ANNUITY. A variable annuity payable monthly to the payee during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant.



(Page 2)

OPTION II: VARIABLE LIFE ANNUITY WITH CERTAIN PERIOD. A variable annuity which provides monthly payments during the lifetime of the annuitant and further provides that if, at the death of the annuitant, payments have been made for less than the elected period certain, which may be 60, 120, 180 or 240 months, the annuity payments will be continued during the remainder of such period.

OPTION III: VARIABLE ANNUITY CERTAIN. A variable amount payable monthly for the number of years selected which may be from 5 to 30 years. At any time during the period certain the payee may elect that (1) all or a portion of any future payments to which the payee is entitled be commuted and paid in one sum, or (2) such commuted amount, provided that the value thereof meets the minimum payment amount in accordance with the Company's rules then in effect, be applied to effect a variable annuity under one of the other options described herein. At the expiration of the period certain, no further payments of any kind are payable. If the Annuitant dies before the specified number of certain payments have been received, the remainder of the payments will be continued during the remainder of such period.

ADDITIONAL FIXED AND VARIABLE BENEFIT OPTIONS. Any proceeds payable under the contract may also be settled under any other method of settlement offered by the Company at the time of the request.


                              CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                                     /s/ THOMAS C. JONES
                                         PRESIDENT

(Page 3)

Life Annuity and Life Annuity with Certain Period Table for Each $1,000 Applied - Unisex

------------------------------------------------------
 Settlement age of    Number of instalments certain
 Annuitant nearest
     birthday        60      120      180      240
------------------------------------------------------
 Age   Life Annuity
  10       3.53      3.53      3.53    3.53     3.53
  11       3.54      3.54      3.54    3.54     3.54
  12       3.56      3.55      3.55    3.55     3.55
  13       3.57      3.57      3.56    3.56     3.56
  14       3.58      3.58      3.58    3.57     3.57

  15       3.59      3.59      3.59    3.59     3.58
  16       3.61      3.60      3.60    3.60     3.60
  17       3.62      3.62      3.62    3.61     3.61
  18       3.63      3.63      3.63    3.63     3.62
  19       3.65      3.65      3.65    3.64     3.64

  20       3.66      3.66      3.66    3.66     3.65
  21       3.68      3.68      3.68    3.67     3.67
  22       3.70      3.70      3.69    3.69     3.69
  23       3.72      3.72      3.71    3.71     3.70
  24       3.74      3.73      3.73    3.73     3.72

  25       3.75      3.75      3.75    3.75     3.74
  26       3.78      3.77      3.77    3.77     3.76
  27       3.80      3.80      3.79    3.79     3.78
  28       3.82      3.82      3.82    3.81     3.80
  29       3.84      3.84      3.84    3.83     3.82

  30       3.87      3.87      3.86    3.86     3.85
  31       3.90      3.89      3.89    3.88     3.87
  32       3.92      3.92      3.92    3.91     3.90
  33       3.95      3.95      3.95    3.94     3.93
  34       3.98      3.98      3.98    3.97     3.95


------------------------------------------------------
 Settlement age of    Number of instalments certain
 Annuitant nearest
     birthday        60      120      180      240
------------------------------------------------------
  35       4.01      4.01      4.01    4.00     3.98
  36       4.05      4.05      4.04    4.03     4.01
  37       4.08      4.08      4.08    4.06     4.04
  38       4.12      4.12      4.11    4.10     4.08
  39       4.16      4.16      4.15    4.13     4.11

  40       4.20      4.20      4.19    4.17     4.15
  41       4.25      4.24      4.23    4.21     4.18
  42       4.29      4.29      4.28    4.26     4.22
  43       4.34      4.34      4.32    4.30     4.26
  44       4.39      4.39      4.37    4.34     4.30

  45       4.45      4.44      4.42    4.39     4.35
  46       4.50      4.50      4.48    4.44     4.39
  47       4.56      4.56      4.53    4.49     4.44
  48       4.63      4.62      4.59    4.55     4.49
  49       4.69      4.68      4.65    4.61     4.54

  50       4.76      4.75      4.72    4.67     4.59
  51       4.83      4.82      4.79    4.73     4.64
  52       4.91      4.90      4.86    4.79     4.70
  53       4.99      4.98      4.93    4.86     4.76
  54       5.08      5.06      5.01    4.93     4.81

  55       5.17      5.15      5.09    5.00     4.87
  56       5.26      5.24      5.18    5.08     4.94
  57       5.37      5.34      5.27    5.16     5.00
  58       5.48      5.45      5.37    5.24     5.06
  59       5.59      5.56      5.48    5.33     5.13



------------------------------------------------------
 Settlement age of    Number of instalments certain
 Annuitant nearest
     birthday        60      120      180      240
------------------------------------------------------
  60       5.72       5.69      5.59    5.42     5.19
  61       5.85       5.81      5.70    5.51     5.26
  62       6.00       5.95      5.82    5.61     5.32
  63       6.15       6.10      5.95    5.70     5.38

  64       6.32       6.26      6.08    5.80     5.45

  65       6.49       6.42      6.22    5.90     5.51
  66       6.68       6.60      6.37    6.01     5.56
  67       6.88       6.79      6.52    6.11     5.62
  68       7.10       6.99      6.68    6.21     5.67
  69       7.33       7.21      6.84    6.31     5.72

  70       7.58       7.43      7.01    6.41     5.76
  71       7.85       7.68      7.19    6.51     5.80
  72       8.14       7.94      7.37    6.60     5.84
  73       8.46       8.21      7.55    6.69     5.87
  74       8.80       8.50      7.74    6.78     5.89

  75       9.16       8.81      7.92    6.86     5.92
  76       9.56       9.14      8.11    6.93     5.93
  77       9.98       9.48      8.29    6.99     5.95
  78       10.45      9.84      8.47    7.05     5.96
  79       10.94     10.22      8.64    7.10     5.97

  80       11.48     10.61      8.81    7.15     5.98
  81       12.06     11.02      8.96    7.19     5.99
  82       12.68     11.44      9.11    7.22     5.99
  83       13.36     11.86      9.24    7.24     6.00
  84       14.08     12.29      9.36    7.27     6.00
  85       14.85     12.72      9.47    7.28     6.00





Annuity Certain Table for Each $1,000 Applied
------------------------------------------------------
    Numbers of years       Amount of each instalment
      during which
   instalments will be
          paid                Annual         Monthly
------------------------------------------------------
          1                 $1,000.00        $84.84
          2                    509.80         43.25
          3                    346.49         29.40
          4                    264.89         22.47
          5                    215.99         18.32
          6                    183.42         15.56
          7                    160.20         13.59
          8                    142.82         12.12

------------------------------------------------------
    Numbers of years       Amount of each instalment
      during which
   instalments will be
          paid                Annual         Monthly
------------------------------------------------------
         9                    $129.32        $10.97
        10                     118.55         10.06
        11                     109.76          9.31
        12                     102.45          8.69
        13                      96.29          8.17
        14                      91.03          7.72
        15                      86.48          7.34



------------------------------------------------------
    Numbers of years       Amount of each instalment
      during which
   instalments will be
          paid                Annual         Monthly
------------------------------------------------------
       16                  $82.52            $7.00
       17                   79.04             6.71
       18                   75.96             6.44
       19                   73.21             6.21
       20                   70.75             6.00
       25                   61.55             5.22
       30                   55.61             4.72


(Page 4)

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                                        HARTFORD, CONNECTICUT

CONTRACT AMENDMENT

The first sentence of the first paragraph of the provision of the contract pertaining to penalty-free partial withdrawals or partial surrenders is hereby amended as follows:

        Upon request in writing, the Owner may, during any Contract Year prior to the Annuity Date, withdraw up to the greater of (a) the amount specified in such provision, or (b) the Annuity Account Value or Annuity Value, as applicable, reduced by the total amount of Premium Payment(s), without incurring a withdrawal charge.

The last sentence of the paragraph of the provision of the contract pertaining to Annuity Date or Annuity Date Changes, as applicable, is hereby amended to read "Annuitant's 100th birthday" in lieu of "Annuitant's 90th birthday".

This rider is to be attached to and forms a part of the contract as of its date of issue and is to take effect on such date. Except as specifically altered by this rider, all of the provisions and conditions of the contract remain in full force and effect.


                                              /s/ THOMAS C. JONES
                                                   PRESIDENT

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                                        HARTFORD, CONNECTICUT

CONTRACT AMENDMENT

The definition of "Annuitant" in the contract is hereby amended as follows:

         ANNUITIE(S). The person or persons on whose life the first Income Payment is to be made. The Annuitant(s) on the Date of Issue is/are the person or persons designated in the Contract Specifications and will remain the Annuitant(s) under the contract unless the Owner exercises the right to change the Annuitant(s) as set forth in the "Rights of Owner" provision. If prior to the Annuity Date, the Annuitant predeceases the Owner, the Owner will then become the Annuitant until such time as the Owner exercises the right to designate a new Annuitant as set forth in the "Rights of Owner" provision. (If joint Annuitants are named and, if one of the Annuitants predeceases the Owner prior to the Annuity Date, the contract will thereupon become an annuity contract on the surviving Annuitant until such time that the Owner exercises the right to designate another joint Annuitant as set forth in the "Rights of Owner" provision.) A request for change of Annuitant(s) must be in writing to the Company at its Annuity & Variable Life Service Center's Mailing Address and will not take effect until recorded by the Company.

The "Owner" provision of the contract is hereby amended as follows:

         OWNER. The Owner on the Date of Issue will be the person designated in the Contract Specifications. If no Owner is designated, the Annuitant(s) will be the Owner.

The first paragraph of the "Rights of Owner" provision of the contract is hereby amended as follows:

         RIGHTS OF OWNER. The Owner may exercise all rights and privileges under the contract including the right to: (a) agree with the Company to any change in or amendment to the contract, (b) transfer all rights and privileges to another person, (c) change the Beneficiary, (d) change the Annuitant(s) any time prior to the Annuity Date or name a new Annuitant if the Annuitant, or one of the Annuitants named under a joint life annuity, predeceases the Owner, (e) name the payee to whom Income Payments are to be directed, and (f) assign the contract.

The "Additional Fixed and Variable Options" provision of the Optional Methods of Settlement Rider attached to the contract is hereby amended as follows:

         Any proceeds payable under the contract may also be settled under any other method of settlement (including joint and survivor settlement options under joint life annuities) offered by the Company at the time of the request.

This rider is to be attached to and forms a part of the contract as of its date of issue and is to take effect on such date. Except as specifically altered by this rider, all of the provisions and conditions of the contract remain in full force and effect.

                                              /s/ THOMAS C. JONES
                                                   PRESIDENT